Exhibit 31

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Biomoda, Inc., on Form 10-Q for the period ended September 30, 2008 as filed with the Securities and Exchange Commission on the date hereof, I, John J. Cousins as President and Chief Financial Officer of the Company, certify; pursuant to and for purposes of 18 U.S.C. Section 1350 as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002 that:

I, John J. Cousins, certify that:

1.	I have reviewed this quarterly report on Form 10-Q of Biomoda, Inc.

2.
Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by his annual report;

3.
Based on my knowledge, the financial statements and other financial information included in this annual report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this annual report;

4.
As the registrant's certifying officer, I am responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act rule 13a-14 and 15d-14) for the registrant and have:

a.
Designed such disclosure control and procedures, or caused such disclosure control and procedures to be designed under my supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to me by others within those entities, particularly during the period in which this annual report is being prepared;

b.
Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c.
Evaluated the effectiveness of the registrant’s disclosure controls and  procedures and presented in this report my conclusions about the effectiveness of  the disclosure controls and procedures as of the end of the period covered by this  report on such evaluation; and

d.
Disclosed in this report any change in the registrant’s internal control  over financial reporting that occurred in the registrant’s most recent  fiscal quarter that is materially affected, or is reasonably likely to materially affect,  the registrant’s internal control over financial reporting; and,

5.
I have disclosed, based on my most recent evaluation of internal control over financial reporting; to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions);

a.
all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information: and,

b.	any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

BIOMODA, INC.

Dated: November 10, 2008	By:	/s/ John J. Cousins
John J. Cousins
President & Chief Financial Officer (Principal Executive and Accounting Officer)